NEWS RELEASE
W. R. Berkley Corporation 475 Steamboat Road Greenwich, Connecticut 06830 (203) 629-3000

FOR IMMEDIATE RELEASE     CONTACT:    Karen A. Horvath
Vice President - External
Financial Communications
(203) 629-3000

W. R. Berkley Corporation Reports Fourth Quarter and Full Year Results
Fourth Quarter Net Premiums Written Grew 26.6% and Return on Equity of 18.7%
Greenwich, CT, January 27, 2022 - W. R. Berkley Corporation (NYSE: WRB) today reported its fourth quarter and full year 2021 results.

Summary Financial Data
(Amounts in thousands, except per share data)

	Fourth Quarter		Twelve Months
	2021	2020	2021	2020

Gross premiums written	$2,766,688	$2,221,484	$10,700,134	$8,847,647
Net premiums written	2,275,509	1,797,457	8,862,867	7,262,437

Net income to common stockholders	294,430	312,150	1,022,490	530,670
Net income per diluted share	1.59	1.67	5.48	2.81

Operating income (1)	284,323	173,043	951,861	438,253
Operating income per diluted share	1.53	0.92	5.10	2.32

Return on equity (2)	18.7%	20.6%	16.2%	8.7%

(1)Operating income is a non-GAAP financial measure defined by the Company as net income excluding after-tax net investment gains (losses) and related expenses.
(2)Return on equity represents net income expressed on an annualized basis as a percentage of beginning of year common stockholders’ equity.

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Fourth quarter highlights included:
•Return on equity of 18.7%.
•Record quarterly underwriting income of $260.9 million.
•Net premiums written increased 26.6%.
•The current accident year combined ratio before catastrophe losses of 2.2 loss ratio points was 86.0%.
•The reported combined ratio was 88.2%, including catastrophe losses of $48.5 million.
•Average rate increases excluding workers' compensation were approximately 9.3%.
•Total capital returned to shareholders was $199.6 million, consisting of $176.7 million of special dividends and $22.9 million of regular dividends.
Full year highlights included:
•Record full year underwriting income and net income of $845.3 million and $1.0 billion, respectively.
•Return on equity of 16.2%.
•Record gross and net premiums written grew 20.9% and 22.0% to $10.7 billion and $8.9 billion, respectively.
•Average rate increases excluding workers' compensation were approximately 10.4%.
•Operating cash flow increased 35.1% to approximately $2.2 billion.
•Book value per share grew 12.5%, before dividends and share repurchases.
•Total capital returned to shareholders was $478.1 million, including $265.3 million of special dividends, $90.4 million of regular dividends and $122.4 million of share repurchases.
•Formed two new operating units, Berkley Management Protection and Berkley Small Business Solutions.

The Company commented:
The Company had another outstanding quarter, which together with strong performance in the first nine months of 2021, led to a record year on many fronts, despite catastrophe losses and continuing low interest rates. The fourth quarter was highlighted by more than 26% growth in net premiums written and an 18.7% annualized return on equity.
Robust premium growth was driven by continued strong rate increases in nearly all lines of business combined with higher exposure growth. Record underwriting income in the quarter reflected year-over-year margin improvement and a further reduction in the expense ratio. We anticipate that the factors fueling the Company’s growth should remain in place for the foreseeable future and that compounding rate increases in excess of loss trend will further contribute to underwriting profits as premiums are fully earned.
Our investment portfolio also performed extremely well in both the quarter and full year. Through our total return strategy, including our allocation to alternative investments, we seek to maximize our investment portfolio’s risk-adjusted returns. In addition, we maintain a short duration in our fixed-maturity portfolio, which has limited the impact of rising interest rates on book value.
Our decentralized business model, built on a culture of innovation with specialized teams of people having extensive knowledge and expertise, allows us to quickly and effectively respond to opportunities in the marketplace. This structure enables us to maintain appropriate discipline throughout the market cycle and achieve robust growth in revenues and earnings when margins improve. Our underwriting and investment portfolios are well-positioned for the anticipated inflationary environment. The Company is performing exceptionally well and we look forward to another great year in 2022.

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Webcast Conference Call
    The Company will hold its quarterly conference call with analysts and investors to discuss its earnings and other information on January 27, 2022, at 5:00 p.m. eastern time. The conference call will be webcast live on the Company's website at https://ir.berkley.com/news-and-events/events-and-presentations/default.aspx. Please log on at least ten minutes early to register and download and install any necessary software. A replay of the webcast will be available on the Company's website approximately two hours after the end of the conference call. Additional financial information can be found on the Company's website at https://ir.berkley.com/investor-relations/financial-information/quarterly-results/default.aspx.
About W. R. Berkley Corporation
    Founded in 1967, W. R. Berkley Corporation is an insurance holding company that is among the largest commercial lines writers in the United States and operates worldwide in two segments of the property casualty business: Insurance and Reinsurance & Monoline Excess.

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Forward Looking Information

This is a “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2022 and beyond, are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to: the cyclical nature of the property casualty industry; the impact of significant competition, including new entrants to the industry; the long-tail and potentially volatile nature of the insurance and reinsurance business; product demand and pricing; claims development and the process of estimating reserves; investment risks, including those of our portfolio of fixed maturity securities and investments in equity securities, including investments in financial institutions, municipal bonds, mortgage-backed securities, loans receivable, investment funds, including real estate, merger arbitrage, energy related and private equity investments; the effects of emerging claim and coverage issues; the uncertain nature of damage theories and loss amounts, including claims for cybersecurity-related risks; natural and man-made catastrophic losses, including as a result of terrorist activities; the ongoing COVID-19 pandemic; the impact of climate change, which may alter the frequency and increase the severity of catastrophe events; general economic and market activities, including inflation, interest rates, and volatility in the credit and capital markets; the impact of the conditions in the financial markets and the global economy, and the potential effect of legislative, regulatory, accounting or other initiatives taken in response, on our results and financial condition; foreign currency and political risks (including those associated with the United Kingdom's withdrawal from the European Union, or "Brexit") relating to our international operations; our ability to attract and retain key personnel and qualified employees; continued availability of capital and financing; the success of our new ventures or acquisitions and the availability of other opportunities; the availability of reinsurance; our retention under the Terrorism Risk Insurance Program Reauthorization Act of 2019; the ability or willingness of our reinsurers to pay reinsurance recoverables owed to us; other legislative and regulatory developments, including those related to business practices in the insurance industry; credit risk related to our policyholders, independent agents and brokers; changes in the ratings assigned to us or our insurance company subsidiaries by rating agencies; the availability of dividends from our insurance company subsidiaries; potential difficulties with technology and/or cyber security issues; the effectiveness of our controls to ensure compliance with guidelines, policies and legal and regulatory standards; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause our actual results for the year 2022 and beyond to differ materially from those expressed in any forward-looking statement we make. Any projections of growth in our revenues would not necessarily result in commensurate levels of earnings. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

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Consolidated Financial Summary
(Amounts in thousands, except per share data)

	Fourth Quarter		Twelve Months
	2021	2020	2021	2020
Revenues:
Net premiums written	$2,275,509	$1,797,457	$8,862,867	$7,262,437
Change in unearned premiums	(72,076)	16,133	(756,836)	(331,594)
Net premium earned	2,203,433	1,813,590	8,106,031	6,930,843
Net investment income	165,003	180,977	671,618	583,821
Net investment gains:
Net realized and unrealized gains on investments	17,551	162,918	106,958	73,514
Change in allowance for credit losses on investments	(5,322)	393	(16,326)	29,486
Net investment gains	12,229	163,311	90,632	103,000
Revenues from non-insurance businesses	172,225	132,923	489,151	389,888
Insurance service fees	24,326	21,521	93,857	88,777
Other Income	1,014	149	4,177	2,596
Total Revenues	2,578,230	2,312,471	9,455,466	8,098,925
Expenses:
Loss and loss expenses	1,330,330	1,111,695	4,953,960	4,468,706
Other operating costs and expenses	692,252	637,250	2,599,270	2,390,392
Expenses from non-insurance businesses	163,698	128,457	472,151	384,488
Interest expense	37,333	35,663	147,180	150,537
Total expenses	2,223,613	1,913,065	8,172,561	7,394,123
Income before income tax	354,617	399,406	1,282,905	704,802
Income tax expense	(60,313)	(86,917)	(251,890)	(171,817)
Net Income before noncontrolling interests	294,304	312,489	1,031,015	532,985
Noncontrolling interest	126	(339)	(8,525)	(2,315)
Net income to common stockholders	$294,430	$312,150	$1,022,490	$530,670

Net income per share:
Basic	$1.60	$1.68	$5.53	$2.84
Diluted	$1.59	$1.67	$5.48	$2.81

Average shares outstanding (1):
Basic	184,436	185,693	184,953	186,924
Diluted	185,690	187,180	186,499	188,763

(1)Basic shares outstanding consist of the weighted average number of common shares outstanding during the period (including shares held in a grantor trust). Diluted shares outstanding consist of the weighted average number of basic and common equivalent shares outstanding during the period.

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Business Segment Operating Results
(Amounts in thousands, except ratios) (1)

	Fourth Quarter		Twelve Months
	2021	2020	2021	2020
Insurance:
Gross premiums written	$2,463,050	$1,996,169	$9,471,667	$7,837,496
Net premiums written	2,002,584	1,592,311	7,743,814	6,347,101
Net premiums earned	1,926,456	1,586,578	7,077,708	6,067,669
Pre-tax income	357,399	236,548	1,219,798	668,012
Loss ratio	60.5%	63.4%	61.1%	64.9%
Expense ratio	27.6%	29.4%	28.3%	30.3%
GAAP Combined ratio	88.1%	92.8%	89.4%	95.2%

Reinsurance & Monoline Excess:
Gross premiums written	$303,638	$225,315	$1,228,467	$1,010,151
Net premiums written	272,925	205,146	1,119,053	915,336
Net premiums earned	276,977	227,012	1,028,323	863,174
Pre-tax income	74,378	94,975	270,563	205,587
Loss ratio	59.7%	46.7%	61.0%	61.3%
Expense ratio	28.7%	31.1%	29.7%	31.8%
GAAP Combined ratio	88.4%	77.8%	90.7%	93.1%

Corporate and Eliminations:
Net investment gains	$12,229	$163,311	$90,632	$103,000
Interest expense	(37,333)	(35,663)	(147,180)	(150,537)
Other revenues and expenses	(52,056)	(59,765)	(150,908)	(121,260)
Pre-tax (loss) gain	(77,160)	67,883	(207,456)	(168,797)

Consolidated:
Gross premiums written	$2,766,688	$2,221,484	$10,700,134	$8,847,647
Net premiums written	2,275,509	1,797,457	8,862,867	7,262,437
Net premiums earned	2,203,433	1,813,590	8,106,031	6,930,843
Pre-tax income	354,617	399,406	1,282,905	704,802
Loss ratio	60.4%	61.3%	61.1%	64.5%
Expense ratio	27.8%	29.6%	28.5%	30.4%
GAAP Combined ratio	88.2%	90.9%	89.6%	94.9%

(1)Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. GAAP combined ratio is the sum of the loss ratio and the expense ratio.

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Supplemental Information
(Amounts in thousands)

	Fourth Quarter		Twelve Months
	2021	2020	2021	2020
Net premiums written:
Other liability	$740,799	$594,546	$2,879,616	$2,342,884
Short-tail lines (1)	392,430	325,809	1,482,687	1,300,750
Workers' compensation	269,060	241,935	1,148,912	1,099,886
Commercial automobile	297,663	227,190	1,120,566	876,031
Professional liability	302,632	202,831	1,112,033	727,550
Total Insurance	2,002,584	1,592,311	7,743,814	6,347,101
Casualty reinsurance	199,262	141,481	724,595	560,717
Property reinsurance	46,317	41,174	182,436	178,023
Monoline Excess	27,346	22,491	212,022	176,596
Total Reinsurance & Monoline Excess	272,925	205,146	1,119,053	915,336
Total	$2,275,509	$1,797,457	$8,862,867	$7,262,437

Current accident year losses from catastrophes (including COVID-19 related losses):
Insurance	$41,462	$62,380	$150,326	$307,037
Reinsurance & Monoline Excess	7,000	(19,934)	51,721	32,799
Total	$48,462	$42,446	$202,047	$339,836

Net Investment income:
Core portfolio (2)	$107,027	$102,039	$413,928	$451,637
Investment funds	50,476	52,992	220,014	54,253
Arbitrage trading account	7,500	25,946	37,676	77,931
Total	$165,003	$180,977	$671,618	$583,821

Net realized and unrealized gains on investments:
Net realized (losses) gains on investments	$(5,812)	$126,927	$145,413	$99,382
Change in unrealized gains (losses) on equity securities	23,363	35,991	(38,455)	(25,868)
Total	$17,551	$162,918	$106,958	$73,514

Other operating costs and expenses:
Policy acquisition and insurance operating expenses	$612,179	$536,507	$2,306,727	$2,111,013
Insurance service expenses	22,186	21,694	86,003	85,724
Net foreign currency (gains) losses	(6,508)	24,207	(25,725)	363
Debt extinguishment costs	—	8,440	11,521	8,440
Other costs and expenses	64,395	46,402	220,744	184,852
Total	$692,252	$637,250	$2,599,270	$2,390,392

Cash flow from operations	$659,593	$479,740	$2,183,987	$1,616,686

Reconciliation of net income to operating income:
Net income	$294,430	$312,150	$1,022,490	$530,670
Pre-tax investment gains, net of related expenses	(12,317)	(162,337)	(87,712)	(102,027)
Income tax expense	2,210	23,230	17,083	9,610
Operating income after-tax (3)	$284,323	$173,043	$951,861	$438,253

(1)Short-tail lines include commercial multi-peril (non-liability), inland marine, accident and health, fidelity and surety, boiler and machinery and other lines.
(2)Core portfolio includes fixed maturity securities, equity securities, cash and cash equivalents, real estate and loans receivable.
(3)Operating income is a non-GAAP financial measure defined by the Company as net income excluding after-tax net investment gains (losses). Net investment gains (losses) are computed net of related expenses, including performance-based compensatory costs associated with realized investment gains. Management believes this measurement provides a useful indicator of trends in the Company’s underlying operations.

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Selected Balance Sheet Information
(Amounts in thousands, except per share data)

	December 31, 2021	December 31, 2020

Net invested assets (1)	$23,705,508	$21,370,503
Total assets	32,086,414	28,606,913
Reserves for losses and loss expenses	15,390,888	13,784,430
Senior notes and other debt	2,259,416	1,623,025
Subordinated debentures	1,007,652	1,102,309
Common stockholders' equity (2)	6,653,011	6,310,802
Common stock outstanding (3)	176,781	177,825
Book value per share (4)	37.63	35.49
Tangible book value per share (4)	36.40	34.22

(1)Net invested assets include investments, cash and cash equivalents, trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases, net of related liabilities.
(2)As of December 31, 2021, reflected in common stockholders' equity are after-tax unrealized investment gains of $91 million and unrealized currency translation losses of $373 million. As of December 31, 2020, after-tax unrealized investment gains were $290 million and unrealized currency translation losses were $352 million.
(3)During the twelve months ended December 31, 2021, the Company repurchased 1,752,619 shares of its common stock for $122 million. During the three months ended December 31, 2021, the Company did not repurchase any shares of its common stock. The number of shares of common stock outstanding excludes shares held in a grantor trust.
(4)Book value per share is total common stockholders’ equity divided by the number of common shares outstanding. Tangible book value per share is total common stockholders’ equity excluding the after-tax value of goodwill and other intangible assets divided by the number of common shares outstanding.

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Investment Portfolio
December 31, 2021
(Amounts in thousands, except percentages)

	Carrying Value	Percent of Total
Fixed maturity securities:
United States government and government agencies	$855,343	3.6%
State and municipal:
Special revenue	2,092,438	8.8%
State general obligation	455,323	1.9%
Local general obligation	430,697	1.8%
Pre-refunded	222,225	1.0%
Corporate backed	172,602	0.7%
Total state and municipal	3,373,285	14.2%
Mortgage-backed securities:
Agency	752,318	3.2%
Residential - Prime	186,260	0.8%
Commercial	128,756	0.5%
Residential - Alt A	5,570	0.0%
Total mortgage-backed securities	1,072,904	4.5%
Asset-backed securities	4,490,565	19.0%
Corporate:
Industrial	3,273,163	13.8%
Financial	1,763,400	7.4%
Utilities	406,302	1.7%
Other	152,810	0.7%
Total corporate	5,595,675	23.6%
Foreign government	1,214,901	5.1%
Total fixed maturity securities (1)	16,602,673	70.0%
Equity securities available for sale:
Common stocks	695,403	2.9%
Preferred stocks	245,840	1.1%
Total equity securities available for sale	941,243	4.0%
Cash and cash equivalents (2)	1,534,486	6.5%
Real estate	1,852,508	7.8%
Investment funds (3)	1,479,820	6.2%
Arbitrage trading account	1,179,606	5.0%
Loans receivable	115,172	0.5%
Net invested assets	$23,705,508	100.0%

(1)Total fixed maturity securities had an average rating of AA- and an average duration of 2.4 years, including cash and cash equivalents.
(2)Cash and cash equivalents includes trading accounts receivable from brokers and clearing organizations, trading account securities sold but not yet purchased and unsettled purchases.
(3)Investment funds are net of related liabilities of $0.8 million.